SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (the "Agreement") is made by and between THOMAS KIDRIN, his heirs, executors, administrators, assigns, attorneys, personal representatives, employees, and agents ("Kidrin"), on the one hand, and MARIMED, INC., f/k/a WORLDS ONLINE, INC., ROBERT FIREMAN, EDWARD GILDEA, and JON LEVINE, their members, managers, affiliates, directors, officers in their individual capacities, agents, attorneys, heirs, executors, administrators, personal representatives, employees, and assigns (collectively, the "MariMed Parties"), on the other. Kidrin and the MariMed Parties are referred to collectively as the "Parties." The Effective Date of this Agreement shall be seven calendar days after the date Kidrin's executed counterpart is received by counsel for the MariMed Parties.

WHEREAS, Kidrin filed an action in Suffolk Superior Court styled *Thomas Kidrin v. MariMed, Inc., Worlds Online, Inc., Robert Fireman, Edward Gildea, and Jon Levine*, Docket No. 19-2173D, alleging, *inter alia*, violations of certain wage and hour laws (the "Action"); and

WHEREAS, the MariMed Parties filed counterclaims against Kidrin based on, *inter alia*, his alleged actions as an employee, officer, and director of MariMed, Inc.; and

WHEREAS, each of the Parties denies that he or it has any liability to the other Party; and

WHEREAS, the Parties now desire to settle all claims and counterclaims that each has or might have against the other, through the Effective Date of this Agreement, including, but not limited to, those claims that were or could have been raised in the Action.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1. **<u>Informed and Voluntary Consent</u>**. Each of the Parties acknowledges that he or it has (i) carefully reviewed the terms of the Agreement; (ii) conferred with advisors and counsel of his or its own choosing regarding the terms of the Agreement, and (iii) had the opportunity to consider their advice with respect to the Agreement.

The Parties represent and warrant that they have adequate information regarding the terms of this Agreement and all other matters encompassed by this Agreement to make an informed and knowledgeable decision with regard to entering into this Agreement, and that they independently and without reliance upon the other Party made their own analysis and decision to enter into this Agreement. The Parties enter into this Agreement voluntarily and with a full understanding of its terms and each acknowledges that he or it is fully competent to enter into this Agreement and not prevented from doing so in any manner, by any law, contractual obligation, or lack of physical or mental capacity.

2. **Dismissal of Action**. Upon the Effective Date, the Parties shall file s Stipulation of Dismissal with Prejudice of the Action, in the form attached hereto as Exhibit A.

3(a). **Issuance of Warrants**. Upon the Effective Date, MariMed, Inc. shall grant to Kidrin an immediately exerciseable five-year warrant to purchase 1,000,000 shares of MariMed, Inc. common stock at a price *per* share of fifty cents ($0.50).

3(b). **Assignment of Assets**. Upon the Effective Date, MariMed, Inc. shall irrevocably contribute and assign to Kidrin all of its rights, title, and interest, if any, in and to any assets owned or to which MariMed has rights relating to the 3D VR Business formerly operated by MariMed, Inc.s predecessor, including, without limitation, all patents, trademarks, copyrights, trade secrets, know-how and urls under that certain license agreement dated as of May 16, 2011 by and between Worlds Inc. and MariMed, Inc., f/k/a Worlds Online Inc., if any; such assets being contributed and assigned as/is, where is, without any representations whatsoever by MariMed, Inc. with respect to any such assets; provided, however, that MariMed, Inc. is not aware of any lien or encumbrance against any applicable assets, if any (it being understood and acknowledged that MariMed, Inc. has not undertaken any independent investigation with respect to the foregoing).

4. **Mutual Release of Claims.**

4.1. In consideration of the obligations set forth in this Agreement, Kidrin, on behalf of himself and his successors, past and present affiliates, parents, subsidiaries, divisions and assigns, together with their past and present principals, owners, shareholders, controlling persons, officers, directors, employees, successors, assigns, agents, insurers, and attorneys (collectively, the "Kidrin Releasors"), releases and forever discharges the MariMed Parties, and their officers, directors, employees, members, managers, heirs, executors, personal representatives, administrators, agents, attorneys, CPAs, consultants, parents, subsidiaries, successors, and assigns (collectively, the "MariMed Releasees"), from all loss, liability, claims, liens, demands, actions, causes of action, suits, debts, dues, liabilities, obligations, costs, expenses, sums of money, controversies, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, grievances, and demands of any kind or nature whatsoever, at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, which the Kidrin Releasors have or ever had against the MariMed Releasees, from the beginning of the world to the date this Agreement is executed by all Parties, including, without limitation, all claims and counterclaims that were or could have been brought in the Action.

Without limiting the foregoing general discharge and release, Kidrin specifically discharges and releases the MariMed Parties from any claim arising from or related to his employment or other relationship with the MariMed Parties or the termination thereof, including, without limitation: (i) claims under federal, state or local laws, statutes, constitutions, regulations, rules, ordinances, or orders, including, but not limited to, the Age Discrimination in Employment Act; the Employee Retirement Income Security Act of 1974; Title VII of the Civil Rights Act of 1964; the Civil Rights Acts of 1866, 1964 and 1991; the Americans With Disabilities Act of 1990; the Rehabilitation Act of 1973; the National Labor Relations Act; the Occupational Safety and Health Act of 1970; the Consolidated Omnibus Budget Reconciliation

Act of 1985; the Fair Labor Standards Act of 1938 (29 U.S.C.A. § 201 et seq.); the Family and Medical Leave Act; the Massachusetts Fair Employment Practices Act, M.G.L. c. 151B and other federal and state statutes prohibiting discrimination on the basis of sex, age, race, color, disability, national origin, sexual preference, and all other protected categories (and including retaliation and sexual harassment); the Massachusetts Civil Rights Act; the Massachusetts Equal Rights Law; the Massachusetts Minimum Fair Wages Statute (M.G.L. c. 151, §§ 1A and IB); the Massachusetts Payment of Wages Statute (M.G.L. c. 149, § 148, et seq.); the Massachusetts Independent Contractor Statute (M.G.L. c. 149, § 148B); and any other claim arising under Chapters 149 through 154 of the Massachusetts General Laws, all as amended, and (ii) any other common law or state law claims including, but not limited to, negligence, indemnification, breach of contract, defamation, invasion of privacy, fraud, misrepresentation, intentional or negligent infliction of emotional distress, intentional interference with contract, personal injury, breach of contract, unjust enrichment, *quantum meruit*, or other common law or tort causes of action, claims for costs, fees, or other expenses, including any attorneys' fees, arising prior to or on the Effective Date of this Agreement, whether known or unknown.

Kidrin understands and specifically acknowledges that by signing this Agreement the rights and claims he is forever giving up include, among others, all rights and claims that he may have against any of the MariMed Parties arising under:

- the Massachusetts Minimum Fair Wages Statute (M.G.L. c. 151, §§ 1A and IB);
- the Massachusetts Payment of Wages Statute (M.G.L. c. 149, § 148, *et seq.*);
- the Massachusetts Independent Contractor Statute (M.G.L. c. 149, § 148B); and
- any other claim arising under Chapters 149 through 154 of the Massachusetts General Laws, all as amended.

4.2 In consideration of the obligations set forth in this Agreement, the MariMed Parties, on behalf of themselves and their successors, past and present affiliates, parents, subsidiaries, divisions and assigns, together with their past and present principals, owners, shareholders, controlling persons, officers, directors, employees, successors, assigns, agents, insurers, and attorneys (collectively, the "MariMed Releasors"), release and forever discharge Kidrin, and his officers, directors, employees, members, managers, heirs, executors, personal representatives, administrators, agents, attorneys, CPAs, consultants, parents, subsidiaries, successors, and assigns (collectively, the "Kidrin Releasees"), from all loss, liability, claims, liens, demands, actions, causes of action, suits, debts, dues, liabilities, obligations, costs, expenses, sums of money, controversies, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, grievances, and demands of any kind or nature whatsoever, at law or in equity, direct or indirect, known or unknown, discovered or undiscovered, which the MariMed Releasors have or ever had against the Kidrin Releasees, from the beginning of the world to the date this Agreement is executed by all Parties,including, without limitation, all claims and counterclaims that were or could have been brought in the Action.

5. **<u>Acknowledgment of General Release</u>**. Kidrin and MariMed expressly acknowledge and agree that the releases of claims by each of them contained in this Agreement is a GENERAL RELEASE, and that any reference to specific claims arising out of or in connection with Kidrin's work relationship with the MariMed Parties or termination thereof is not intended to limit in any way either Party's release of his or its claims.

6. **<u>Covenant Not to Sue</u>**. In addition to waiving and releasing the claims described above in Section 4.1, Kidrin promises never to file or prosecute any legal claim of any kind against the MariMed Parties in any federal, state,or municipal court or administrative agency, in which he asserts any claims that are released by this Agreement. Kidrin is specifically not waiving any rights that he is legally prohibited from waiving and this covenant not to sue does not prohibit him from assisting or participating in an investigation conducted by any agency, such as the MCAD or EEOC to the extent he is required to do so by law. In addition to waiving his right to sue or file an administrative complaint or charge that he is releasing herein, Kidrin agrees not to solicit or attempt to persuade any agency, person, entity or group to file a lawsuit or administrative complaint or charge on his behalf against the MariMed Parties regarding such released claims. Kidrin understands and agrees that he is waiving any right to monetary recovery, including but not limited to compensatory or punitive damages, attorneys' fees or costs, or other damages or recovery, should such an agency, or any other person, entity or group, nonetheless pursue any such claim on his behalf.

8. **<u>Acceptance of Agreement</u>**. Kidrin and the MariMed Parties agree and understand that Kidrin is entitled to take up to twenty-one calendar days to consider the terms of this Agreement, although Kidrin is free to sign the Agreement at any time during the twenty-one day consideration period. To accept this Agreement, Kidrin must sign this Agreement and cause it to be returned within the 21-day consideration period to Joseph F. Shea, attorney for the MariMed Parties, by email (<u>Joseph.Shea@FisherBroyles.com</u>). If the attorney for the MariMed Parties does not receive the signed Agreement during the twenty-one day consideration period, this Agreement shall be entirely void and of no legal force or effect whatsoever.

9. **<u>Revocation of Agreement</u>**. Kidrin understands that he may revoke this agreement by notifying the MarMed Parties in writing of such revocation within seven days after he executes this Agreement and that this Agreement is not effective until the expiration of such seven day period. Any revocation notice must be sent to Joseph F. Shea, attorney for the MariMed Parties, by email (Joseph.Shea@FisherBroyles.com). Kidrin understands that upon the expiration of the seven day period, this Agreement will be binding upon Kidrin and hisheirs, administrators, representatives, executors, and successors and will be irrevocable. Kidrin acknowledges and agrees that, should Kidrin fail or refuse to execute this Agreement, or should Kidrin choose to revoke this Agreement, the MariMed Parties shall have no obligations of any sort under this Agreement, including no obligation to transfer assets as provided for in Section 3(a) above, or issue warrants as set forth in Section 3(b) above, and this Agreement shall be entirely void and of no legal force or effect whatsoever.

10. **<u>Binding Effect</u>**. The Parties agree that the mutual covenants and undertakings in this

Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors, assigns, employees, and agents to the extent permitted by law.

11. **No Additional Representations**. The Parties acknowledge that, except as expressly set forth herein, no representations of any kind or character have been made by either Party or their agents, representatives, or attorneys to induce the execution of this Agreement.

12. **No Admission of Liability**. Neither this Agreement, nor anything contained herein shall constitute or be construed as an admission of liability by any of the Parties and the Parties specifically acknowledge that it does not constitute such an admission.

13. **Governing Law and Exclusive Jurisdiction**. This Agreement shall in all respects be interpreted, enforced, governed and construed by and under the laws of the Commonwealth of Massachusetts. The Parties consent to the personal jurisdiction of the courts located in the Commonwealth of Massachusetts, which shall be the exclusive forum for the resolution of any disputes concerning this Agreement or its alleged breach.

14. **Entire Agreement**. This Agreement represents the sole and entire agreement between the Parties and supersedes all prior oral and written agreements, understandings, arrangements, negotiations and discussions between the Parties hereto with respect to the subject matters covered hereby.

15. **No Oral Modification or Waiver**. Any amendment to this Agreement must be in writing signed by duly authorized representatives of the Parties hereto and stating the intent of the Parties to amend the Agreement.

16. **Counterparts**. This Agreement may be executed by each Party in separate counterparts, each of which shall be deemed an original and constitute one document. The Parties agree that facsimile, including electronic signatures, shall be acceptable and have the same effect as originals.

17. **Interpretation of Agreement and Ambiguities**. The Parties agree that they and their respective attorneys have reviewed this Agreement. The Parties and their attorneys have had a full opportunity to negotiate the terms and conditions of this Agreement. Accordingly, the Parties expressly waive any common law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement and agree, covenant and represent that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.

18. **Severability**. Should any provision or part of any provision of this Agreement be found to be legally unenforceable and/or against public policy, such that the material provisions of this Agreement are not affected thereby, such unenforceability and/or against public policy shall not prevent enforcement of the remaining provisions or parts of this Agreement. If any material provision of this Agreement is found to be unenforceable and/or against public policy, then this entire Agreement is voidable at the option of any party, in which case the obligations of all parties are canceled. Should any Party seek to retain any benefit that he or it has received under this Agreement, then that Party will be deemed to have agreed that this Agreement remains in full effect. This Agreement shall survive the performance of the specific arrangements contained

herein.

19. **Sealed Instrument**: This Agreement shall take effect as a sealed instrument.

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PLEASE READ CAREFULLY. THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES, INCLUDING A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

The undersigned have read the foregoing Agreement, accept and agree to the provisions contained therein and hereby execute it voluntarily, with full understanding of its consequences.

Witness my hand and seal on this 19th day of August 2021.

[signature]

THOMAS KIDRIN

Witness my hand and seal on this 19th day of August 2021.

[signature]

ROBERT FIREMAN

Witness my hand and seal on this 19th day of August 2021.

[signature]

EDWARD GILDEA

Witness my hand and seal on this 19th day of August 2021.

[signature]

JON LEVINE

Witness my hand and seal on this 19th day of August 2021.

[signature]

MARIMED, INC.

By: R. Fireman

Its: CEO